UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 12, 2009

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On October 12, 2009, Atmos Energy Corporation (the “Company”) and Mark H. Johnson, senior vice president, nonregulated operations of the Company and president of Atmos Energy Holdings, Inc., a wholly-owned subsidiary of the Company, determined that Mr. Johnson would be leaving the positions he holds as an officer of the Company and as an officer or director of any of the Company’s subsidiaries to pursue other interests as of October 31, 2009.

Item 8.01.	Other Events.

Mark S. Bergeron, vice president, gas supply and services of the Company, has been appointed as president of Atmos Energy Holdings, Inc. effective October 15, 2009. In his new role, Mr. Bergeron, 45, will oversee the nonregulated operations of the Company. Mr. Bergeron, who has been with the Company since 1985 and has served as vice president, gas supply and services of the Company since January 1, 2007, will continue to oversee the gas supply and services function of the Company until his replacement is selected.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: October 15, 2009	By:	/S/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

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